UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2012

AMERICAN STATES WATER COMPANY
 (Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)
Registrant’s telephone number, including area code: (909) 394-3600
California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California (Address of principal executive offices)		91773 (Zip Code)
Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2012, the Compensation Committee of the Board of Directors approved the performance awards to Robert J. Sprowls, President and Chief Executive Officer of American States Water Company and its subsidiaries in the amount of 5,818 restricted stock units under the Company’s 2008 Amended and Restated Stock Incentive Plan.

The awards vest on March 15, 2013, February 14, 2014 and February 14, 2015 in the percentages of 33%, 33% and 34%, respectively, provided that the performance criteria described in the performance award agreement has been satisfied. Under the terms of the restricted stock unit grant, Mr. Sprowls will be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company's common shares as the underlying awards vest.

Section 9  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

The following document is filed as an Exhibit to this Report:

Exhibit 10.1    2012 Performance Award Agreement for Robert J. Sprowls

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
Date: June 4, 2012	/s/ Eva G. Tang
Eva G. Tang Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer GOLDEN STATE WATER COMPANY: /s/ Eva G. Tang
Eva G. Tang Senior Vice President, Chief Financial Officer and Secretary